UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 15, 2005
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	WPS RESOURCES CORPORATION (A Wisconsin Corporation) 700 North Adams Street P. O. Box 19001 Green Bay, WI 54307-9001 (920) 433-4901	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On September 15, 2005, the Board of Directors of WPS Resources Corporation approved the fiscal 2006 compensation arrangements for non-management directors, based upon the recommendations of the Board's Compensation Committee. In 2006, to the extent applicable, each of the non-management directors will receive:

  A $22,500 annual retainer,
  $1,500 for each in-person board meeting attended,
  $500 for each telephonic board meeting attended,
  $1,000 for each board committee meeting attended,
  $7,500 to serve as lead director,
  $7,500 to serve as chairman of the Audit Committee,
  $5,000 to serve as the chairman of the Compensation Committee, Financial Committee or Governance Committee, and
  A grant of deferred stock units of WPS Resources common stock under the terms of the Non-employee Director Deferred Compensation and Deferred Stock Unit Plan with a value of $40,000 on the date granted. Additional deferred stock units will be granted at each dividend date to reflect an equivalent dividend paid on WPS Resources common stock.

In addition, non-management directors are compensated for expenses incurred to attend board and committee meetings.

Employee directors receive no compensation for serving as directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPS RESOURCES CORPORATION By: /s/ Joseph P. O'Leary Joseph P. O'Leary Senior Vice President and Chief Financial Officer

Date: September 20, 2005

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WPS RESOURCES CORPORATION

Exhibit Index to Form 8-K
Dated September 15, 2005

Exhibit Number
None

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